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Exhibit 10.8.1

SECOND AMENDMENT AND SUPPLEMENT TO
LEASE AGREEMENT

        THIS SECOND AMENDMENT AND SUPPLEMENT TO LEASE AGREEMENT ("Second Amendment") is made and entered into as of the 1st day of July, 2004, by and between WOOD COUNTY DEVELOPMENT AUTHORITY, a West Virginia public corporation, (successor in title to the PARKERSBURG-WOOD COUNTY AREA DEVELOPMENT CORPORATION ("PWCADC"), a corporation duly organized and validly existing under the laws of the State of West Virginia) having its office at 408 Juliana Street, Parkersburg, West Virginia 26102 (the "Lessor"), and COLDWATER CREEK INC., a corporation duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of West Virginia, having its principal office at One Coldwater Creek Drive, Sandpoint, Idaho 83864 (the "Lessee"), and amends the Lease Agreement by and between Lessor and Lessee dated as of June 12, 1998 (Distribution Center), covering approximately 60 acres of real property located in the Parkersburg Business Park, Parkersburg, Wood County, West Virginia, as amended by that certain First Amendment and Supplement to Lease Agreement dated as of the 27th day of May, 1999 (the "First Amendment") (the said Lease Agreement as amended by the First Amendment is hereafter referred to at the "Lease Agreement");

        WHEREAS, the parties hereto wish to further amend the Lease Agreement to substitute Exhibit D (BASIC RENT) under the Lease Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1.     Exhibit D (BASIC RENT) to the Lease Agreement is deleted in its entirety and new Exhibit D attached hereto is substituted therefor.

        2.     Except as amended hereby, all other provisions of the Lease Agreement will remain in full force and effect.

        3.     All of the terms and conditions of this Second Amendment shall be binding on and inure to the benefit of the parties, and the respective successors and assigns of the parties.

        IN WITNESS WHEREOF, each party to this Second Amendment and Supplement to Lease Agreement has caused it to be executed on the date indicated below.

WOOD COUNTY DEVELOPMENT AUTHORITY
By:	/s/ SAM WINANS Its: Chairman
COLDWATER CREEK INC.
By:	/s/ MELVIN DICK Its: Executive Vice President and CFO

EXHIBIT D
BASIC RENT

        The Basic Rent payable to Lessor for the Lease of the Campus is $45,233,153.10 payable over the Lease Term as follows:

LEASE TERM YEARS	ANNUAL RENT	MONTHLY RENT
Years 1-5	$2,353,789.50	$196,149.13
LEASE TERM YEARS	ANNUAL RENT*	MONTHLY RENT
Years 6-10	$2,225,947.04	$185,495.58
Years 11-15	$2,230,947.04	$185,912.25
Years 16-20	$2,235,947.04	$186,328.92

*
This Basic Rent payment schedule is calculated in substantial part upon the Total Project Cost. Effective as of July 1, 2004, ANNUAL RENTattributable to the Total Project Cost has been calculated utilizing a Rent Factor of 6.16%.

**
This Basic Rent payment schedule is subject to change and shall be agreed to by the Lessor and the Lessee effective for Years 11-15 and Years 16-20 in the event adjustments to the Rent Factor applied against a portion ($15,791,412.28) of the Total Project Cost shall be required for Years 11-15 and Years 16-20 due to interest rate adjustments on the Notes.

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SECOND AMENDMENT AND SUPPLEMENT TO LEASE AGREEMENT